Exhibit 99.1
NEWS RELEASE

FOR IMMEDIATE RELEASE	CONTACT:	Thomas A. Young, Jr.
February 5, 2009		Paul M. Harbolick, Jr.
(703) 814-7200
Alliance Bankshares Reports Full Year 2008 Results
“Well Capitalized” institution sees continued positive progress in reducing non-
performing asset levels.
CHANTILLY, VA — Alliance Bankshares Corporation (NASDAQ — ABVA) today reported a fourth quarter loss of $3.48 million and on a year to date basis, the organization had a net loss of $9.0 million. Despite the net loss, all regulatory capital ratios remain above the levels necessary to be considered a “well capitalized” institution.
“As we have reported during late 2007 and 2008, the economic conditions have had a dramatic adverse impact on our clients and Alliance. The local real estate recession has caused many clients to delay or cease projects; however, despite the continued stress on the nation’s financial markets, Alliance continues to be focused on a strategic reduction in the most cyclical areas of our commercial real estate portfolio. Alliance has seen the levels of nonperforming assets drop from 4.49% as of December 31, 2007 to 2.91% as of December 31, 2008. Although the level of nonperforming assets is higher than we like, we are encouraged by the sales of OREO that have occurred in 2008. During the year we had success in selling 10 non-performing and OREO properties amounting to $10.8 million. We have expressions of interest in some existing OREO properties and we continue to work on achieving the proper balance between value and liquidation of OREO. Our credit risk management process has identified at risk properties and we are working aggressively to market and dispose of these. Our core business profitably was impacted directly by OREO costs, write downs, the provision for loan losses and fair value adjustments,” said Thomas A. Young, Jr., President & CEO.
“The Board of Directors and Management Team are working with advisors and consultants to adjust our business models in light of the current economic challenges. We are implementing tactical changes within the organization to return the company to profitably in the near term and remain committed to creating long-term shareholder value.” said Harvey E. Johnson, Jr., Chairman of the Board.
“As we enter 2009, we are optimistic that the actions taken by the Federal Government to stabilize the economy will benefit our clients and Alliance. Early indications are that the housing related stimulus and lower rates are generating mortgage refinancing interest and some home purchases. Alliance has directly benefited from increased flow of housing related fundings,” said Frank H. Grace, III, Executive Vice President. “We have a proven track record of servicing clients in the title and escrow arena. In 2007 and 2008 we experienced a dip in deposits associated with this line of business, but we enjoyed record growth in the number of new banking relationships. We have deployed our customer centric approach and are continuing to develop core competencies in several new deposit market niches. We remain focused on these key business lines and expect positive results in 2009,” Grace added.
Consistent with internal strategic business plans we reduced the total loan portfolio in 2008. Total loans declined by approximately $30.8 million from the December 31, 2007 level of $398.2 million to the December 31, 2008 level of $367.4 million. We adjusted our loan mix and strategically reduced our exposure to construction and land loans. Our exposure to this market segment saw a year over year decline of 37.3%. Total assets were $572.8 million as of December 31, 2008 or $31.5 million greater than the December 31, 2007 level of $541.3 million.
Our non-interest bearing deposits increased by $9.3 million over the past year. Total non-interest bearing deposits were $75.4 million or 17.6% of total deposits as of December 31, 2008. Our total deposits grew to $428.7 million as of December 31, 2008 or $63.4 million greater than the December 31, 2007 level of $365.3 million.
“In this unprecedented era, the management team and board of directors took a variety of action steps that will generate long-term shareholder value. The fact remains the greater Washington, DC metropolitan area was dramatically impacted by the significant declines in the real estate market. The year over year reduction in nonperforming assets, shifting of the loan portfolio mix and the governmental actions taken in late 2008 are all solid building blocks that will help our franchise grow in 2009 and beyond,” said Harvey E. Johnson, Jr., Chairman of the Board.
Some of the matters discussed herein may include forward-looking statements. These forward-looking statements may include statements regarding profitability, balance sheet management goals and actions and financial and other goals. These statements are based on certain assumptions and analyses by the company and other factors it believes are appropriate in the circumstances. However, the company’s expectations are subject to a number of risks and uncertainties such as changes in personnel, interest rates, accounting standards, economic conditions and other factors that could cause actual results, events and developments to differ materially from those contemplated by any forward-looking statements herein. Consequently, all forwarding-looking statements made herein are qualified by these cautionary statements and cautionary language in the company’s most recent report on Form 10-K and other documents filed with the Securities and Exchange Commission.
More information on Alliance Bankshares Corporation can be found online at
www.alliancebankva.com, or by phoning an Alliance office.
###

ALLIANCE BANKSHARES CORPORATION
Consolidated Balance Sheets

	December 31,	December 31,
	2008*	2007
	(Dollars in thousands)
ASSETS

Cash and due from banks	$12,205	$10,121
Federal funds sold	5,050	1,256
Trading securities, at fair value	82,584	84,950
Investment securities available-for-sale, at fair value	73,303	26,128

Loans held for sale	347	1,925
Loans, net of unearned discount and fees	367,371	398,224
Less: allowance for loan losses	(5,751)	(6,411)

Loans, net	361,620	391,813

Premises and equipment, net	1,888	2,106
Other real estate owned (OREO)	11,749	4,277
Goodwill and intangibles	5,900	6,338
Other assets	18,203	12,348

TOTAL ASSETS	$572,849	$541,262

LIABILITIES AND STOCKHOLDERS’ EQUITY

Non-interest bearing deposits	$75,448	$66,152
Interest-bearing deposits ($24,180 and $110,665 at fair value)	353,276	299,112

Total deposits	428,724	365,264

Repurchase agreements, federal funds purchased and other borrowings	40,711	38,203
Federal Home Loan Bank advances ($26,361 and $76,615 at fair value)	51,361	76,615
Trust Preferred Capital Notes	10,310	10,310
Other liabilities	4,576	5,137
Commitments and contingent liabilities	—	—

TOTAL LIABILITIES	535,682	495,529

Common stock, $4 par value; 15,000,000 shares authorized; 5,106,819 and 5,106,819 shares issued and outstanding at December 31, 2008 and December 31, 2007, respectively.	20,427	20,427
Capital surplus	25,364	25,082
Retained earnings (deficit)	(8,621)	400
Accumulated other comprehensive (loss), net	(3)	(176)

TOTAL STOCKHOLDERS’ EQUITY	37,167	45,733

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$572,849	$541,262

*	Unaudited financial results

ALLIANCE BANKSHARES CORPORATION
Consolidated Income Statements

	Three Months Ended	Three Months Ended	Twelve Months Ended	Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2008*	2007	2008*	2007
		(Dollars in thousands, except per share)
INTEREST INCOME:
Loans	$5,485	$7,279	$23,595	$30,736
Trading securities	958	1,253	4,040	6,101
Investment securities	442	323	1,292	1,326
Federal funds sold	36	35	150	189

Total interest income	6,921	8,890	29,077	38,352

INTEREST EXPENSE:
Deposits	3,443	3,222	13,203	12,307
Purchased funds and other borrowings	656	2,026	3,518	8,573

Total interest expense	4,099	5,248	16,721	20,880

Net interest income	2,822	3,642	12,356	17,472
Provision for loan losses	1,364	4,704	4,724	5,824

Net interest income after provision for loan losses	1,458	(1,062)	7,632	11,648

OTHER INCOME:
Insurance commissions	587	688	3,084	3,294
Deposit account service charges	63	44	272	275
Gain on sale of loans	31	110	152	1,059
Net gain on sale of securities	—	(5)	(46)	50
Trading activity and fair value adjustments	203	(1,302)	(2,328)	(2,672)
Other operating income	41	62	132	199

Total other income	925	(403)	1,266	2,205

OTHER EXPENSES:
Salaries and employee benefits	2,273	2,172	8,968	8,870
Occupancy expense	458	606	2,172	2,059
Equipment expense	253	253	984	1,013
OREO expense	2,700	27	3,989	60
Operating expenses	2,018	1,950	6,658	6,358

Total other expenses	7,702	5,008	22,771	18,360

INCOME (LOSS) BEFORE INCOME TAXES	(5,319)	(6,473)	(13,873)	(4,507)
Income tax expense (benefit)	(1,836)	(2,221)	(4,853)	(1,663)

NET INCOME (LOSS)	$(3,483)	$(4,252)	$(9,020)	$(2,844)

Net income (loss) per common share, basic	$(0.68)	$(0.83)	$(1.77)	$(0.53)

Net income (loss) per common share, diluted	$(0.68)	$(0.83)	$(1.77)	$(0.53)

Weighted average number of shares, basic	5,106,819	5,100,660	5,106,819	5,356,187

Weighted average number of shares, diluted	5,106,819	5,100,660	5,106,819	5,356,187

*	Unaudited financial results

ALLIANCE BANKSHARES CORPORATION
Consolidated Statistical Information
Performance Information

	December 31,	December 31,
	2008*	2007
	(Dollars in thousands, except per share)
Performance Information:

For The Three Months Ended:
Average loans	$370,802	$404,535
Average earning assets	503,822	528,779
Average assets	554,288	555,792
Average non-interest bearing deposits	60,679	68,461
Average total deposits	400,551	346,225
Average interest-bearing liabilities	451,347	439,869
Average equity	39,084	50,023
Net interest margin (1)	2.29%	2.79%
Earnings per share, basic	$(0.68)	$(0.83)
Earnings per share, diluted	(0.68)	(0.83)

For The Twelve Months Ended:
Average loans	$376,753	$396,983
Average earning assets	502,125	551,424
Average assets	551,853	580,947
Average non-interest bearing deposits	65,109	82,785
Average total deposits	388,570	356,252
Average interest-bearing liabilities	441,375	443,590
Average equity	42,377	52,723
Net interest margin (1)	2.52%	3.22%
Earnings per share, basic	$(1.77)	$(0.53)
Earnings per share, diluted	(1.77)	(0.53)

*	Unaudited financial results

(1)	On a fully-tax equivalent basis assuming a 34% federal tax rate.

ALLIANCE BANKSHARES CORPORATION
Consolidated Statistical Information
Credit Quality Information (1)

	December 31,	September 30,	December 31,
	2008*	2008*	2007
	(Dollars in thousands)
Credit Quality Information:
Nonperforming assets:
Impaired loans (performing loans with a specific allowance)	$1,428	$6,082	$2,928
Non-accrual loans	3,467	2,803	17,082
OREO	11,749	13,379	4,277

Total nonperforming assets & past due loans	$16,644	$22,264	$24,287

Specific reserves associated with impaired & non-accrual loans	$1,148	$1,714	$2,163

Largest components of the nonperforming assets listed above:

December 31, 2008 impaired loans (83.9% of the total)
$1.2 million on building lots in Northern Virginia.

December 31, 2008 non-accrual loans (82.9% of the total)
$1.5 million to eight borrowers which are consumer HELOCs.
$929 thousand which is a first trust on two office condominium units in Northern Virginia.
(Impaired as of 9/30/08)
$445 thousand which is a residential condominium in Virginia Beach, Virginia.

December 31, 2008 OREO (96.0% of the total)
$3.2 million which consists of three land loans all to one borrower in Northern Virginia.
(Non-accrual as of 12/31/07; OREO as of 3/31/08)
$2.1 million which is a single family residence under construction in Northern Virginia.
(Impaired as of 9/30/08; OREO as of 12/31/08)
$2.1 million which is farmland/development acreage in the Winchester Virginia area.
(Non-accrual as of 12/31/07; OREO as of 3/31/08)
$1.4 million which is secured by residential building lots in Northern Virginia.
(Non-accrual as of 3/31/08; OREO as of 6/30/08)
$1.2 million on building lots in Northern Virginia.
(Non-accrual as of 12/31/07; OREO as of 3/31/08)
$527 thousand which is a two unit office condominium in Richmond, Virginia.
(OREO as of 12/31/07)
$467 thousand which is secured by a commercial building and assets of a retail hardware and lumber company in Maryland.
(Non-accrual as of 9/30/08; OREO as of 12/31/08)
$408 thousand which is a single family residence in Northern Virginia.
(Non-accrual as of 9/30/08; OREO as of 12/31/08) Under contract as of 1/09; expected settlement date in 2/09.

*	Unaudited financial results

(1)	The allowance for loan losses includes a specific allocation for all impaired loans. Nonperforming assets are defined as impaired loans, non-accrual loans, OREO and loans past due 90 days or more and still accruing interest.

ALLIANCE BANKSHARES CORPORATION
Consolidated Statistical Information
Credit Quality Information (1)

	December 31,	December 31,
	2008*	2007
	(Dollars in thousands)
For The Twelve Months Ended:

Balance, beginning of period	$6,411	$4,377
Provision for loan losses	4,724	5,824
Loans charged off	(6,014)	(3,847)
Recoveries of loans charged off	630	57

Net charge-offs	(5,384)	(3,790)

Balance, end of period	$5,751	$6,411

	December 31,	December 31,
	2008*	2007
Ratios:
Allowance for loan losses to total loans	1.57%	1.61%
Allowance for loan losses to non-accrual loans	1.7X	0.4X
Allowance for loan losses to nonperforming assets	0.3X	0.3X
Nonperforming assets to total assets	2.91%	4.49%
Net charge-offs to average loans	1.43%	0.95%

*	Unaudited financial results

(1)	The allowance for loan losses includes a specific allocation for all impaired loans. Nonperforming assets are defined as impaired loans, non-accrual loans, OREO and loans past due 90 days or more and still accruing interest.

ALLIANCE BANKSHARES CORPORATION
Consolidated Statistical Information
Trading Asset & Liability Summary

	December 31, 2008*		December 31, 2007
	Fair		Fair
	Value	Yield	Value	Yield
		(Dollars in thousands)
Trading Securities

U.S. government corporations & agencies[1]	$35,947	5.25%	$19,547	6.11%
PCMOs [2]	12,251	5.42%	20,669	5.33%
SBA securities [3]	34,386	2.99%	44,734	5.65%

Totals	$82,584	4.37%	$84,950	5.68%

[1]	Bankshares does not hold any Fannie Mae or Freddie Mac preferred stock in the U.S. government corporation or agencies listed above. (All periods stated.)

[2]	All PCMOs are rated AAA by Moody’s, S&P or Fitch.

[3]	SBA securities are U.S. government agency securities. For presentation purposes they are separated out on the table above.

	December 31, 2008*	December 31, 2007
	Fair	Fair
	Value	Value
	(Dollars in thousands)
Fair Value Assets and Liabilities

Trading securities	$82,584	$84,950

Interest-bearing deposits (brokered certificates of deposit)	$24,180	$110,665
FHLB advances	26,361	76,615

Total fair value liabilities	$50,541	$187,280

*	Unaudited financial results

ALLIANCE BANKSHARES CORPORATION
Consolidated Statistical Information
Capital Information

	December 31,	December 31,
	2008*	2007
	(Dollars in thousands, except per share)
Capital Information:
Book value per share	$7.28	$8.96
Tier I risk-based capital ratio	9.6%	11.7%
Total risk-based capital ratio	10.9%	12.9%
Leverage capital ratio	7.6%	9.0%
Total equity to total assets ratio	6.5%	8.5%

*	Unaudited financial results